Exhibit 21

SUBSIDIARIES OF BALL CORPORATION (1)

December 31, 2004
The following is a list of subsidiaries of Ball Corporation (an Indiana Corporation)

Name	State or Country of Incorporation or Organization	Percentage Ownership (2)
Ball Packaging Corp.	Colorado	100%
Ball Asia Services Limited	Delaware	100%
Ball Capital Corp. II	Delaware	100%
Ball Metal Beverage Container Corp.	Colorado	100%
Latas de Aluminio Ball, Inc.	Delaware	100%
Metal Packaging International, Inc.	Colorado	100%
Ball Asia Pacific Holdings Limited	Hong Kong	97%
Ball Asia Pacific Limited	Hong Kong	97%
Ball Asia Pacific Beijing Metal Container Limited	PRC	97%
Hemei Containers (Tianjin) Co. Ltd.	PRC	67%
Ball Asia Pacific Hubei Metal Container Limited	PRC	87%
Ball Asia Pacific Shenzhen Metal Container Limited	PRC	97%
Zhongfu (Taicang) Plastics Products Co. Ltd.	PRC	67%
Ball Pan-European Holdings, Inc.	Delaware	100%
Ball Holdings S.a.r.l.	Luxembourg	100%
Ball European Holdings S.a.r.l.	Luxembourg	100%
Ball (Luxembourg) Finance S.a.r.l.	Luxembourg	100%
Ball (UK) Holdings, Ltd.	England	100%
Ball Europe Ltd.	England	100%
Ball Company Ltd.	England	100%
Ball Packaging Europe Holding Ltd.	England	100%
Ball Packaging Europe UK Ltd.	England	100%
Ball Packaging Europe Managing GmbH	Germany	100%
Ball Investment Holdings S.a.r.l.	Luxembourg	100%
Ball Packaging Europe Holding GmbH & Co. KG	Germany	100%
Ball Packaging Europe GmbH	Germany	100%
Ball Packaging Europe Beteiligungs GmbH	Germany	100%
Ball Packaging Europe Radomsko Sp.z o.o.	Poland	100%
Recal Organizacja Odzysku S.A.	Poland	100%
Ball Packaging Europe Belgrade d.o.o.	Serbia	100%
Ball Packaging Europe Handelsges mbH	Austria	100%
Ball (France) Holdings, S.A.S.	France	100%
Ball (France) Investment Holdings, S.A.S.	France	100%
Ball Packaging Europe Bierne, S.A.S.	France	100%
Ball Packaging Europe La Ciotat, S.A.S.	France	100%
Ball Packaging Europe Holding B.V.	Netherlands	100%
Ball Packaging Europe OSS B.V.	Netherlands	100%
Ball Packaging Europe Trading Sp.z o.o.	Poland	100%
Ball Metal Food Container Corp.	Delaware	100%
Ball Metal Food Container, LLC (formerly Ball Western Can LLC)	Delaware	100%
Ball Metal Packaging Sales Corp.	Colorado	100%
Ball Plastic Container Corp.	Colorado	100%
Ball Aerospace & Technologies Corp.	Delaware	100%
Ball Solutions Group	Australia	100%
Ball Products Solutions PTY LTD	Australia	100%
Ball Services Solutions PTY LTD	Australia	100%
Ball Systems Solutions PTY LTD	Australia	100%
Ball Advanced Imaging and Management	Australia	100%
Solutions PTY LTD	Australia	100%
Ball AIMS (Malaysia) SDN BHD	Malaysia	100%
Ball Technology Services Corporation	California	100%
Ball North America Corp.	Canada	100%
Ball Atlantic Enterprises, Inc.	Canada	100%
Ball Nova Scotia Holdings LLP	Canada	100%
Ball Packaging Products Canada Corp.	Canada	100%

The following is a list of affiliates of Ball Corporation included in the financial statements under the equity or cost accounting methods:

Rocky Mountain Metal Container, LLC	Colorado	50%
Vexcel Corporation	Colorado	50%
DigitalGlobe, Inc.	Delaware	6%
Lam Soon-Ball Yamamura	Taiwan	8%
Latapack-Ball Embalagens Ltda.	Brazil	50%
Recal Organizacja Odzysku S.A.	Poland	50%
Sanshui Jianlibao FTB Packaging Limited	PRC	34%
Thai Beverage Can Ltd.	Thailand	7%

(1)	In accordance with Regulation S-K, Item 601(b)(21)(ii), the names of certain subsidiaries have been omitted from the foregoing lists. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as defined in Regulation S-X, Rule 1-02(w).
(2)	Represents the Registrant’s direct and/or indirect ownership in each of the subsidiaries’ voting capital share.